UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2008

NARROWSTEP INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Jurisdiction of Incorporation)

333-108632	33-1010941
(Commission File Number)	(I.R.S. Employer Identification No.)

116 VILLAGE BOULEVARD, SUITE 200
PRINCETON, NEW JERSEY 08540
(Address of Principal Executive Offices) (Zip Code)

(609) 945-1772
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

On May 29, 2008, Narrowstep Inc., a Delaware corporation (“Narrowstep” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Onstream Media Corporation, a Florida corporation (“Onstream”), Onstream Merger Corp., a newly formed Delaware corporation and a wholly owned subsidiary of Onstream (“Merger Sub”) and W. Austin Lewis IV, as stockholder representative for the Narrowstep stockholders.  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Onstream will acquire Narrowstep by means of a merger of Merger Sub with and into Narrowstep (the “Merger”), with Narrowstep continuing as the surviving corporation and a wholly-owned subsidiary of Onstream after the Merger (the “Surviving Corporation”).

Pursuant to the Merger Agreement, at the effectiveness of the Merger (the “Effective Time”), each outstanding share of Narrowstep common stock, par value $0.000001 per share (“Company Common Stock”), other than shares held by stockholders who have perfected their appraisal rights under Delaware law, shares held by Onstream and shares held by any subsidiary of the Company (collectively, the “Shares to be Converted”), will be converted into (i) shares of Onstream common stock, par value $0.0001 per share (“Onstream Common Stock”) based on an exchange ratio determined as described below and (ii) one contingent value right (a “Contingent Value Right”) having terms and conditions described below.  Onstream Common Stock and Contingent Value Rights issued in respect of Narrowstep Common Stock subject to certain restricted stock awards will be subject to any vesting conditions contained in such awards.

The aggregate number of shares of Onstream Common Stock issuable in the Merger in exchange for the Shares to be Converted will be the greater of (i) the sum of (A) two (2) times Annualized Company Revenue (as defined in the Merger Agreement) and (B) the greater of (1) the amount of the Company’s cash and cash equivalents immediately prior to the Effective Time and (2) 1,500,000 and (ii) 10,500,000.  The exchange ratio will be the amount determined as described in the prior sentence divided by the Shares to be Converted (the “Exchange Ratio”).

The final Exchange Ratio will be determined based on the Company’s consolidated revenues for the quarter ended May 31, 2008 (as adjusted pursuant to the terms of the Merger Agreement) and may not be known prior to the Effective Time.  Accordingly, the Merger Agreement provides that the Shares to be Converted will receive an aggregate of 10,500,000 shares of Onstream Common Stock (the “Minimum Exchange Ratio”) upon consummation of the Merger.  In the event that the final Exchange Ratio exceeds the Minimum Exchange Ratio, former holders of Shares to be Converted will receive additional shares of Onstream Common Stock within 30 days after the final determination of the Exchange Ratio.  No assurance can be given that the Exchange Ratio will exceed the Minimum Exchange Ratio.

In the Merger, outstanding shares of the Company’s Series A Preferred Stock, par value $0.000001 per share (the “Series A Preferred Stock”), will be converted into an aggregate of 600,000 shares of Onstream Common Stock.

In connection with the Merger, the Surviving Corporation will assume the Company’s obligations under its outstanding warrants.  From and after the Merger, except as summarized below, holders of warrants will have the right to exercise their warrants for a number of shares of Onstream Common Stock and at exercise prices appropriately adjusted to give effect to the greater of the Exchange Ratio and the Minimum Exchange Ratio.  Holders of warrants to acquire an aggregate of 22,726,400 shares of Company Common Stock issued by the Company in August 2007 (the “2007 Warrants”) will have the right to exercise their 2007 Warrants for cash only for an aggregate of 1,000,000 shares of Onstream Common Stock at an exercise price of $3.50 per share.  In the event that any of the warrants are exercised prior to the Final Exercise Date (as defined in the CVR Agreement referenced below), an exercising holder will also be entitled to receive Contingent Value Rights in an amount equal to the number of Contingent Value Rights such holder would have received had its warrants been exercised immediately prior to the Effective Time.  In connection with the Merger Agreement, holders of a majority of the 2007 Warrants have entered into an Amendment and Waiver Agreement with the Company (the “Amendment and Waiver Agreement”) pursuant to which such holders, on behalf of themselves and all other holders of the 2007 Warrants, agreed to amend the terms of the 2007 Warrants as provided above and to waive certain antidilution and other rights.

The Contingent Value Rights will be issued pursuant to the terms of a Contingent Value Rights Agreement to be entered into among Onstream, Mr. Lewis as the CVR Representative and Interwest Transfer Co., as Rights Agent, in the form attached to the Merger Agreement (the “CVR Agreement”).  Pursuant to the terms and subject to the conditions set forth in the CVR Agreement, the Contingent Value Rights will be converted into shares of Onstream Common Stock in the event that the Company reaches certain revenue targets for the initial 12-month and subsequent 6-month periods following the Merger; provided, however, that the maximum number of shares of Onstream Common Stock issuable in the Merger, including those pursuant to the Contingent Value Rights and the conversion of the Series A Preferred Stock, will not exceed 20,000,000.  The number of shares of Onstream Common Stock issuable upon the conversion of each Contingent Value Right will depend on a number of factors, including the Company’s business meeting the revenue targets set forth in the CVR Agreement and the number of warrants, if any, exercised prior to the final determination of the consideration, if any, to be paid pursuant to the CVR Agreement.  The conversion of Contingent Value Rights into Onstream Common Stock will occur in two stages, shortly following the final determination of whether the initial 12-month and subsequent 6-month targets have been met.

The Contingent Value Rights will not be transferable by the holders thereof except by operation of law in limited circumstances.  The Company does not expect a market to develop for the Contingent Value Rights.  No assurance can be given that the Contingent Value Rights will result in the issuance of additional shares of Onstream Common Stock.

The Boards of Directors of both Onstream and Narrowstep have unanimously approved the Merger Agreement and has recommended adoption of the Merger Agreement by their respective stockholders.

The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.

The Merger Agreement contains customary representations and warranties of the Company, Onstream and Merger Sub.  The Merger Agreement also contains customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing of the Merger.  In addition, the Company has agreed to use its commercially reasonable efforts to operate its business in accordance with a restructuring plan attached as an exhibit to the Merger Agreement (the “Plan”), which is designed to significantly reduce or eliminate substantial costs related to Narrowstep’s facility leases, selling, general and administrative expenses, public company and headquarters costs, and other professional fees and services.

The Merger is subject to customary closing conditions, including obtaining the approval of Narrowstep’s and Onstream’s stockholders.  Each of Narrowstep and Onstream has agreed, unless the Merger Agreement is terminated earlier, to cause a stockholders meeting to be held, for the purpose of considering approval of the Merger and the Merger Agreement, with respect to Narrowstep’s stockholders and, among other things, for the purpose of considering approval of the issuance of Onstream’s common stock as provided in the Merger Agreement, with respect to Onstream’s stockholders.  The Merger Agreement may be terminated under certain specified events, including by either Onstream or the Company if the Effective Time has not occurred on or prior to October 31, 2008.  If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Narrowstep may be required to pay a termination fee of $377,000 to Onstream.  Both the Company and Onstream have entered into voting agreements (“Voting Agreements”) pursuant to which several significant stockholders have agreed to vote their shares in favor of the adoption of the Merger Agreement.  Pursuant to the Voting Agreements, the holders of approximately 35% of the Company Common Stock presently outstanding and approximately 42% of the Onstream Common Stock presently outstanding have agreed to vote their shares in favor of the adoption of the Merger Agreement.

It is a condition of closing that Narrowstep obtain an equity investment of at least $300,000 prior to consummation of the Merger.  In order to assure that this condition would be satisfied, simultaneous with the execution and delivery of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with three of its major stockholders, including Mr. Lewis and David C. McCourt, the Company’s Chairman and Interim Chief Executive Officer.  Under the Subscription Agreements, the three stockholders agreed to purchase immediately prior to the Merger shares of a to-be-established Series A Preferred Stock at a purchase price of $100,000 per stockholder.  In connection therewith, each such stockholder is expected to receive 10,000 shores of Series A Preferred Stock.  Holders of the Series A Preferred Stock will be entitled to such dividends, if any, as may be declared by the Company’s Board of Directors out of funds legally available therefore (no such dividends are expected to be paid under the terms of the Plan), will not have any voting rights (except to the extent required by applicable law), will have no right to convert the Series A Preferred Stock into Common Stock or any other security of the Company and will have no right to force the redemption or repurchase of the Series A Preferred Stock by the Company.  In the Subscription Agreements, the purchasers of the Series A Preferred Stock consented to the Merger.  It is expected that a certificate of designations establishing the terms of the Series A Preferred Stock will be filed by the Company with the Secretary of State of Delaware shortly prior to the Effective Time.  The sale of the Series A Preferred Stock pursuant to the Subscription Agreements is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing descriptions are summaries only, do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements described above which are filed as Exhibits to this report and are incorporated herein by reference.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Narrowstep and Onstream to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Narrowstep and Onstream rather than establishing matters as facts.  In addition, information concerning the subject matter of these representations and warranties may have changed since the date of the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Narrowstep or Onstream.

Important Additional Information Will be Filed with the SEC

Onstream intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Onstream and Narrowstep and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Onstream and Narrowstep. Investors and security holders of Onstream and Narrowstep are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Onstream, Narrowstep and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Onstream or Narrowstep with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  Investors and security holders may obtain free copies of the documents filed with the SEC by Narrowstep at narrowstep.com or by contacting Narrowstep Investor Relations via telephone at (609) 945-1772. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Onstream at www.onstreammedia.com or by contacting Onstream’s Investor Relations via telephone at (646) 536-7331. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Narrowstep and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Narrowstep and Onstream in favor of the proposed transaction. Information about the directors and executive officers of Narrowstep and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Onstream and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Onstream and Narrowstep in favor of the proposed transaction. Information about the directors and executive officers of Onstream and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements as defined by the federal securities laws which are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the Merger. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, among Onstream Media Corporation, Onstream Merger Corp., Narrowstep Inc. and W. Austin Lewis IV, dated as of May 29, 2008.*
10.1	Amendment and Waiver Agreement, dated as of May 29, 2008, among Narrowstep Inc. and the investors party thereto.
10.2	Form of Narrowstep Voting Agreement, dated as of May 29, 2008.
10.3	Form of Onstream Voting Agreement, dated as of May 29, 2008.
10.4	Form of Subscription Agreement, dated as of May 29, 2008, by and between Narrowstep Inc. and the investors party thereto.
99.1	Press Release, dated May 30, 2008.

__________________________

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NARROWSTEP INC.

By:	/s/ Lisa VanPatten
Name: Lisa VanPatten
Title: Chief Financial Officer

Date:  June 3, 2008